EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Dianne M. Grenz
First Senior Vice President
Director of Marketing & Public Relations
973-305-4005

VALLEY NATIONAL BANCORP APPOINTS PETER CROCITTO AND ALAN D. ESKOW

TO BOARD OF DIRECTORS

WAYNE, N.J. – Monday, November 14, 2011 – Valley National Bank, the wholly-owned subsidiary of Valley National Bancorp (NYSE:VLY), announced today that its Board of Directors has appointed Peter Crocitto and Alan D. Eskow to serve as directors of both companies.

“Valley shareholders and our directors will benefit greatly from the experience, industry expertise and vision that both Peter and Alan bring to our board,” said Valley Chairman, President & CEO Gerald H. Lipkin. “Their collective efforts in the management of Valley’s business model have enabled us to realize outstanding growth and meet the challenges of a competitive and highly regulated industry.”

As Chief Operating Officer and Senior Executive Vice President, Mr. Crocitto has played an integral part in Valley’s success for over 34 years. He joined Valley in 1977 and has held various positions throughout the Bank in Consumer Lending, Retail Banking, MIS, Business Development and Operations. Mr. Crocitto was promoted to Executive Vice President in 1996 and assumed the title of Chief Operating Officer in 2008. The title of Senior Executive Vice President was added in 2009.

“It is an honor and privilege to serve on Valley’s Board of Directors,” remarked Mr. Crocitto. “I look forward to contributing to Valley National Bank’s future growth and success with my esteemed colleagues.”

Mr. Eskow joined Valley in 1990 as a Vice President in the Financial Administration Department. He is a licensed CPA in New Jersey and a member of both the American Institute of CPA’s and the New Jersey State Society of CPA’s. Mr. Eskow was designated Controller in 1998 and Chief Financial Officer in 2000. His current responsibilities include overseeing the accounting, finance and treasury functions, the investment portfolio, and responsibility for Valley’s Wealth Management Division. In 2009, he was promoted to Senior Executive Vice President.

“I am sincerely grateful for the opportunity to serve on Valley’s Board of Directors,” said Mr. Eskow. “I am looking forward to working with my fellow directors on the strategic direction of our institution.”

About Valley

Valley is a regional bank holding company with over $14 billion in assets, headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 197 branches in 135 communities serving 14 counties throughout northern and central New Jersey, Manhattan, Brooklyn and Queens. Valley National Bank is one of the largest commercial bank headquartered in New Jersey and is committed to providing the most convenient service, the latest in product innovations and an experienced and knowledgeable staff with a high priority on friendly customer service 24 hours a day, 7 days a week. Valley National Bank offers a wide range of deposit products, mortgage loans and cash management services to consumers and businesses including products tailored for the medical, insurance and leasing business. For more information about Valley National Bank and its products and services, please visit www.valleynationalbank.com or call Customer Service 24/7 at 800-522-4100.

1455 Valley Road, Wayne, NJ 07470	phone: 973-305-3380	fax: 973-696-2044	www.valleynationalbank.com

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties and Valley’s actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements in addition to those risk factors disclosed in Valley’s Annual Report on Form 10-K for the year ended December 31, 2010 and its subsequent Quarterly Reports on Form 10-Q.

# # #

1455 Valley Road, Wayne, NJ 07470	phone: 973-305-3380	fax: 973-696-2044	www.valleynationalbank.com